United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2008, Osiris Therapeutics, Inc. (“Osiris”) signed a definitive agreement to sell all of its assets related to its Osteocel® and Osteocel® XO products to NuVasive, Inc., a medical device company headquartered in San Diego, California and focused on the design, development and marketing of products for the surgical treatment of spine disorders.

Pursuant and subject to the terms of the asset purchase agreement, the sale will be effected at two closings — a technology assets closing which is expected to occur as soon as practicable following the satisfaction of various conditions precedent; and a manufacturing assets closing which is expected to occur within approximately eighteen months following the technology assets closing.  During the period between the technology assets closing and the manufacturing assets closing, Osiris will continue to manufacture or have manufactured, and supply, Osteocel pursuant to a manufacturing agreement to be entered into between the parties at the time of the technology assets closing.

The initial purchase price to be paid to Osiris at the technology assets closing will be $35 million in cash.  In addition, during the interim period between the technology assets closing and the manufacturing assets closing and, if applicable, after the manufacturing assets closing, Osiris has the ability to earn milestone payments not to exceed approximately $50 million in the aggregate.  Receipt of each of the milestone payments is conditioned upon the satisfaction of certain conditions, including conditions relating to the production and delivery by Osiris of agreed upon quantities of product on or before certain agreed upon dates, and completion of the transfer of the manufacturing assets in accordance with agreed upon terms.  Osiris has the ability to derive additional fee revenue from the manufacture and supply of Osteocel under the manufacturing agreement, which imposes minimum purchase order obligations on NuVasive during the interim period.  NuVasive has the right to pay the milestone payments in cash or, subject to certain conditions, by the issuance of shares of NuVasive common stock having then equivalent market value.

The transaction is structured as a sale of assets and assumption of certain liabilities.  The assets to be transferred at the technology asset closing include intellectual property, permits, data and records, and contract rights related to the development, manufacturing, marketing and sale of Osteocel and Osteocel XO.  The assets to be sold at the manufacturing closing include the processing facility and equipment now employed by Osiris in the manufacture of Osteocel.

Osiris intends to use the proceeds from the sale of the Osteocel assets to further its core research and development business focused on biologic drug candidates, including Prochymal®.  The assets of Osiris relative to its biologic drug candidates, including Prochymal, are not included among the transferred assets.  Also excluded are assets related to Osteocel® XC, a second generation mesenchymal stem cell product under development by Osiris, for bone repair and utilizing culture expanded mesenchymal stem cells to create a synthetic version of Osteocel.  Pursuant to the terms of the asset purchase agreement, however, Osiris has granted NuVasive a right to acquire exclusive rights to Osteocel XC through December 31, 2009 on generally predefined terms subject to final negotiation. Through that same date, NuVasive is also afforded a right of first negotiation prior to any other transaction involving the transfer by Osiris of Osteocel XC.

The asset purchase agreement contains customary representations and warranties, as well as mutual indemnification for breaches of representations, warranties and covenants.  The asset purchase agreement also provides for the payment by Osiris to NuVasive of a termination fee of $2,000,000, and expense reimbursement of $350,000, following termination under certain circumstances.

The consummation of the technology assets closing is subject to satisfaction of customary conditions for transactions of this type, including approval of the asset purchase agreement by the Osiris stockholders and receipt of authorizations, consents, approvals and permits of governmental authorities as specified in the asset purchase agreement, including the expiration of any waiting period (including any extension) under the Hart-Scott-Rodino Act.

Officers and directors of Osiris, and certain of their affiliates, holding approximately 38% of the outstanding voting stock of Osiris, have executed voting agreements committing to vote for the approval of the asset purchase agreement and related transactions, subject in some cases to certain exceptions typical in voting agreements of this type, which allow for a reduction of the committed shares to 38%. Included among those who have executed voting agreements are Peter Friedli, the Chairman of our Board of Directors and single largest stockholder, and certain of his affiliates, including Venturetec, Inc. and U.S. Venture 05, Inc, and C. Randal Mills, President and CEO of Osiris.

The foregoing summary discussion of the terms of the transactions provided for under the asset purchase agreement and the form of manufacturing agreement is qualified in its entirety by the actual terms and provisions of those documents. A copy of the asset purchase agreement, with form of manufacturing agreement attached, and a copy of the form of voting agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 1.01 by reference.  Osiris expects to mail a proxy statement to its stockholders in advance of the Special Meeting of Stockholders to be called to consider the transaction.  Osiris expects to hold the Special Meeting of Stockholders before the end of the second quarter, or early in the third quarter.  Osiris’ Board of Directors unanimously voted to recommend approval of the transaction by Osiris’ stockholders.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.

Exhibit No.	Description
10.01.

Asset Purchase Agreement dated as of May 8, 2008, by and between the Registrant and NuVasive, Inc., together with form of Manufacturing Agreement by and between the Registrant and NuVasive, Inc., to be entered into pursuant and subject to the terms of the Asset Purchase Agreement.

10.02.	Form of Voting Agreement dated as of May 8, 2008 by and among each of Peter Friedli, Venturetec, Inc., U.S. Venture 05, Inc., Joyce, Ltd. and C Randal Mills, Ph.D, and NuVasive, Inc.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Risks and uncertainties related to the proposed sale of our assets related to Osteocel include the risk that the conditions relating to the closing of the sale transaction may not be satisfied, or may be delayed, or that the terms may be altered for any reason; changing relationships with customers, suppliers or employees; and the risk that we may not be able to fully perform or to manufacture sufficient quantities of product for any reason, including raw material availability, to generate milestone payments and manufacturing revenue.  Additional factors that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. You should not unduly rely on  forward-looking statements..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: May 12, 2008	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Interim Chief Financial Officer